Exhibit 99.1
Coupang Announces Results for Second Quarter 2024
Net Revenues of $7.3 billion, up 25% YoY and 30% on an FX-neutral basis
Gross Profit of $2.1 billion, up 41% YoY
Product Commerce segment adjusted EBITDA of $530 million, up $122 million YoY, with a margin of 8.2%
SEATTLE - (BUSINESS WIRE) August 6, 2024—Coupang, Inc. (NYSE: CPNG) today announced financial results for its second quarter ended June 30, 2024.
Consolidated Highlights:
•Net revenues were $7.3 billion, up 25% YoY on a reported basis and 30% YoY on an FX-neutral basis. Excluding Farfetch, the growth was 18% YoY on a reported basis and 23% YoY on an FX-neutral basis.
•Excluding Farfetch, net revenues growth rate would have been an estimated 660 bps higher than the 23% FX-neutral growth rate without the accounting change in FLC revenue, which we began recording on a net basis starting in Q2 last year.
•Gross profit increased 41% YoY to $2.1 billion. Gross profit margin was 29.3%, an improvement of 310 bps YoY. Excluding Farfetch, gross profit was $1.9 billion, growing 27% YoY, and gross profit margin was 28.3%.
•Net loss was $105 million and net loss attributable to Coupang stockholders was $77 million, a decrease of $222 million from last year. This is primarily due to the inclusion of the operating losses incurred at Farfetch and $121 million relating to the estimated KFTC administrative fine.
•Excluding the Farfetch loss and the administrative fine, net income attributable to Coupang stockholders was approximately $124 million.
•Diluted EPS was negative $0.04, a decline of $0.12 over last year, primarily driven by the operating losses incurred at Farfetch and the administrative fine. Excluding the Farfetch loss and the administrative fine, diluted EPS was $0.07.
•Adjusted EBITDA for the quarter was $330 million with a margin of 4.5%, down 60 bps from last year. Excluding Farfetch, adjusted EBITDA was $361 million with a margin of 5.3%.
•Operating cash flow for the trailing twelve months was $2.2 billion, an increase of $250 million YoY.
•Free cash flow was $1.5 billion for the trailing twelve months, an increase of $420 million YoY.
Segment Highlights:
•Product Commerce segment net revenues was $6.4 billion, up 13% YoY on a reported basis and 18% on an FX-neutral basis. These growth rates would have been an estimated 650 and 680 bps higher, respectively, without the accounting change in FLC revenue.
•Product Commerce Active Customers reached 21.7 million, growing 12% YoY.
•Product Commerce segment adjusted EBITDA was $530 million, up $122 million YoY, with a margin of 8.2%, up 110 bps YoY.
•Developing Offerings segment (including International, Coupang Eats, Play, Fintech and Farfetch) net revenues was $892 million, up 472% YoY on a reported basis and 483% on an FX-neutral basis. Excluding Farfetch, the growth was 177% YoY on a reported basis and 188% YoY on an FX-neutral basis.
•Developing Offerings segment adjusted EBITDA was negative $200 million, which includes a negative $31 million impact from the consolidation of Farfetch.

“This quarter we continued to see deeper levels of engagement from our customers, powered by our relentless focus on providing even greater levels of selection, service, and savings for customers,” said Gaurav Anand, CFO of Coupang. “We remain focused on creating moments of WOW for our customers every day, while driving continuous improvement across our operations by leveraging our investments in infrastructure, technology, and automation.”

Coupang, Inc.	Q2 2024 Earnings Release	1

Second Quarter 2024 Results
Consolidated Financial Summary

(in millions, except net revenues per Product Commerce Active Customer and earnings per share)	Three Months Ended June 30,
	2024(3)	2023	% Change
Total net revenues	$7,323	$5,838	25%
Total net revenues growth, constant currency(1)			30%
Net revenues per Product Commerce Active Customer	$296	$293	1%
Net revenues per Product Commerce Active Customer, constant currency(1)	$309		5%
Product Commerce Active Customers	21.7	19.4	12%
Gross profit(2)	$2,142	$1,524	41%
Net (loss) income	$(105)	$145	(172)%
Net (loss) income attributable to Coupang stockholders	$(77)	$145	(153)%
Adjusted EBITDA(1)	$330	$300	10%
Earnings per share, basic and diluted	$(0.04)	$0.08	(150)%
Adjusted diluted earnings per share(1)	$0.07	$0.08	(13)%
Net cash provided by operating activities	$664	$820	(19)%
Free cash flow(1)	$488	$450	8%
The following summarizes the impact Farfetch had on our results for the three and six months ended June 30, 2024:

	Impact from Farfetch(3)
	Three Months Ended June 30,	Six Months Ended June 30,
(in millions, except earnings per share)	2024
Consolidated
Total net revenues	$460	$748
Gross profit(2)	$203	$325
Net loss	$(108)	$(230)
Net loss attributable to Coupang stockholders	$(80)	$(173)
Diluted earnings per share	$(0.04)	$(0.10)
Adjusted EBITDA(1)	$(31)	$(62)

Developing Offerings
Net revenues	$460	$748
Segment adjusted EBITDA	$(31)	$(62)
Segment Information

	Three Months Ended June 30,
(in millions)	2024(3)	2023	% Change
Product Commerce
Net revenues	$6,431	$5,682	13%
Net revenues growth, constant currency(1)			18%
Segment adjusted EBITDA	$530	$408	30%
Developing Offerings
Net revenues	$892	$156	472%
Net revenues growth, constant currency(1)			483%
Segment adjusted EBITDA	$(200)	$(107)	87%
_________
(1)Total net revenues growth, constant currency, net revenues per Product Commerce Active Customer, constant currency, adjusted EBITDA, adjusted diluted earnings per share and free cash flow are non-GAAP financial measures as defined by the Securities and Exchange Commission (the “SEC”). See the “Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” sections herein for more information regarding our use of these measures and reconciliations

Coupang, Inc.	Q2 2024 Earnings Release	2

to the most directly comparable financial measures calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
(2)Gross profit is calculated as total net revenues minus cost of sales.
(3)We completed the acquisition of the assets of Farfetch at the end of January in Q1 2024. For the six months ended June 30, 2024, the operating results of Farfetch from February 2024 are included in our consolidated results and in our Developing Offerings segment. For the three months ended June 30, 2024, the operating results of Farfetch are included in our consolidated results and in our Developing Offerings segment.

Webcast and Conference Call
Coupang, Inc. will host a conference call to discuss second quarter results on August 6, 2024 at 5:30 PM Eastern Time. A live webcast of the conference call will be available on our Investor Relations website, ir.aboutcoupang.com, and a replay of the conference call will be available for at least three months. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable U.S. GAAP measures, as well as our second quarter earnings presentation, are also available on that site.
About Coupang
Coupang is a Fortune 200 technology company listed on the NYSE, that provides retail, restaurant delivery, video streaming and fintech services to customers around the world. Coupang’s mission is to revolutionize the everyday lives of its customers and create a world where people wonder, “How did I ever live without Coupang?” Headquartered in the United States, Coupang has operations and support services in geographies including South Korea, Taiwan, Singapore, China, India and Europe.

Investor Contact:	Media Contact:
Coupang IR	Coupang PR
ir@coupang.com	press@coupang.com

Coupang, Inc.	Q2 2024 Earnings Release	3

FORWARD-LOOKING STATEMENTS
This earnings release or related management commentary may contain statements that may be deemed to be "forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws.
We have based the forward-looking statements contained in this report on our current expectations and projections about future events and trends that we believe may affect our industry, business, financial condition, and results of operations. Actual results and outcomes could differ materially for a variety of reasons, including, among others: the continued growth of the retail market and the increased acceptance of online transactions by potential customers, competition in our industry, managing our growth and expansion into new markets and offerings, risks associated with current and future acquisitions, mergers, dispositions, joint ventures or investments, our financial performance, to the extent to which we owe income or other taxes, our ability to retain existing suppliers and to add new suppliers, our market position, our operation and management of our fulfillment and delivery infrastructure, legal and regulatory developments, and the impact of the global economy including inflation, foreign currency exchange rates and other geopolitical events. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and subsequent filings. All forward-looking statements in this earnings release or related management commentary are based on information available to Coupang and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Investors and others should note that we may announce material business and financial information to our investors using our investor relations website (ir.aboutcoupang.com), our filings with the SEC, webcasts, press releases, and conference calls. We use these mediums, including our website, to communicate with investors and the general public about our company, our offerings, and other issues. It is possible that the information that we make available on our website may be deemed to be material information. We therefore encourage investors and others interested in our company to review the information that we make available on our website.

Coupang, Inc.	Q2 2024 Earnings Release	4

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2024	2023	2024	2023
Net retail sales	$5,779	$5,140	$11,674	$10,345
Net other revenue	1,544	698	2,763	1,293
Total net revenues	7,323	5,838	14,437	11,638

Cost of sales	5,181	4,314	10,366	8,695
Operating, general and administrative	2,167	1,376	4,056	2,689
Total operating cost and expenses	7,348	5,690	14,422	11,384

Operating income	(25)	148	15	254

Interest income	53	42	108	73
Interest expense	(37)	(13)	(64)	(21)
Other income (expense), net	12	(6)	3	(11)
Income before income taxes	3	171	62	295

Income tax expense	108	26	191	59

Net (loss) income	(105)	145	(129)	236
Net loss attributable to noncontrolling interests	(28)	—	(57)	—
Net (loss) income attributable to Coupang stockholders	(77)	145	(72)	236

Earnings per share
Basic	$(0.04)	$0.08	$(0.04)	$0.13
Diluted	$(0.04)	$0.08	$(0.04)	$0.13

Weighted-average shares outstanding
Basic	1,789	1,780	1,791	1,777
Diluted	1,789	1,800	1,791	1,797

Coupang, Inc.	Q2 2024 Earnings Release	5

COUPANG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions, except par value)	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$5,536	$5,243
Restricted cash	257	353
Accounts receivable, net	547	314
Inventories	1,992	1,666
Prepaids and other current assets	477	316
Total current assets	8,809	7,892

Property and equipment, net	2,563	2,465
Operating lease right-of-use assets	1,993	1,601
Deferred tax assets	757	925
Intangible assets, net	319	37
Long-term lease deposits and other	754	426
Total assets	$15,195	$13,346

Liabilities, redeemable noncontrolling interests, and equity
Accounts payable	$5,621	$5,099
Accrued expenses	516	352
Deferred revenue	139	97
Short-term borrowings	336	282
Current portion of long-term debt	165	203
Current portion of long-term operating lease obligations	427	386
Other current liabilities	654	526
Total current liabilities	7,858	6,945

Long-term debt	1,047	529
Long-term operating lease obligations	1,740	1,387
Defined severance benefits and other	603	381
Total liabilities	11,248	9,242

Commitments and contingencies

Redeemable noncontrolling interests	92	15

Equity
Common stock	—	—
Class A — shares authorized 10,000, outstanding 1,615 and 1,616 Class B — shares authorized 250, outstanding 175 and 175
Additional paid-in capital	8,509	8,489
Accumulated other comprehensive loss	(198)	(17)
Accumulated deficit	(4,455)	(4,383)
Noncontrolling interests	(1)	—
Total equity	3,855	4,089
Total liabilities, redeemable noncontrolling interests and equity	$15,195	$13,346

Coupang, Inc.	Q2 2024 Earnings Release	6

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
(in millions)	2024	2023
Operating activities
Net (loss) income	$(129)	$236
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	201	130
Provision for severance benefits	90	76
Equity-based compensation	197	156
Non-cash operating lease expense	211	163
Deferred income taxes	103	—
Other	118	85
Change in operating assets and liabilities, net of acquisition:
Accounts receivable, net	23	41
Inventories	(163)	18
Other assets	(132)	8
Accounts payable	351	579
Accrued expenses	111	(28)
Other liabilities	(105)	(143)
Net cash provided by operating activities	876	1,321

Investing activities
Purchases of property and equipment	(285)	(472)
Proceeds from sale of property and equipment	4	7
Net cash acquired in acquisition	68	—
Other investing activities	(82)	(47)
Net cash used in investing activities	(295)	(512)

Financing activities
Proceeds from issuance of common stock, equity-based compensation plan	1	5
Repurchase of Class A common stock	(178)	—
Proceeds from short-term borrowings and long-term debt	104	319
Repayment of short-term borrowings and long-term debt	(62)	(37)
Other financing activities	55	42
Net cash (used in) provided by financing activities	(80)	329
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(304)	(81)
Net increase in cash and cash equivalents, and restricted cash	197	1,057
Cash and cash equivalents, and restricted cash, as of beginning of period	5,597	3,687
Cash and cash equivalents, and restricted cash, as of end of period	$5,794	$4,744

Coupang, Inc.	Q2 2024 Earnings Release	7

Supplemental Financial Information
Share Information

	As of June 30,
(in millions)	2024	2023
Outstanding common stock	1,790	1,781
Outstanding equity-based awards	81	66
Outstanding common stock and equity-based awards	1,871	1,847

Key Business Metrics and Non-GAAP Financial Measures
We review the key business and financial metrics discussed below. We use these measures to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
Key Business Metrics
Net Revenues per Product Commerce Active Customer
Net revenues per Product Commerce Active Customer is the net revenues generated in a period divided by the total number of Product Commerce Active Customers in that period. A key driver of growth is increasing the frequency and the level of spend of customers who are shopping on our Product Commerce apps or websites. We therefore view net revenues per Product Commerce Active Customer as a key indicator of engagement and retention of our customers and our ability to drive future revenue growth, though there may be a short-term dilutive impact when a large number of new Product Commerce active customers are added in a recent period.
Product Commerce Active Customers
As of the last date of each reported period, we determine our number of Product Commerce Active Customers by counting the total number of individual customers who have ordered at least once directly from our Product Commerce apps or websites during the relevant period. A customer is anyone who has created an account on our apps or websites, identified by a unique email address. The change in Product Commerce Active Customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the period. We view the number of Product Commerce Active Customers as an indicator of future growth in our net revenue, the reach of our network, the awareness of our brand, and the engagement of our customers.

	Three Months Ended June 30,
(in millions, except net revenues per Product Commerce Active Customer)	2024	2023	% Change
Net revenues per Product Commerce Active Customer	$296	$293	1%
Net revenues per Product Commerce Active Customer (Constant Currency)	$309		5%
Product Commerce Active Customers	21.7	19.4	12%
Non-GAAP Financial Measures
We report our financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating our performance. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with U.S. GAAP. Non-GAAP measures have limitations in that they do not reflect all the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These measures should only be used to evaluate our results of operations in conjunction with the corresponding U.S. GAAP measures.

Coupang, Inc.	Q2 2024 Earnings Release	8

Non-GAAP Measure	Definition	How We Use The Measure
Adjusted EBITDA
• Net income (loss), excluding the effects of:
- depreciation and amortization,
- interest expense,
- interest income,
- other income (expense), net,
- income tax expense (benefit),
- equity-based compensation,
- impairments, and
- other items not reflective of our ongoing operations.

• Provides information to management to evaluate and assess our performance and allocate internal resources.

• We believe Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by investors and other interested parties in evaluating companies in the retail industry for period-to-period comparisons as they remove the impact of certain items that are not representative of our ongoing business, such as material non-cash items, acquisition-related transaction and restructuring costs, significant costs related to certain non-ordinary course legal and regulatory matters, and certain variable charges.

Adjusted EBITDA Margin	• Adjusted EBITDA as a percentage of total net revenues.
Constant Currency Revenue	• Constant currency information compares results between periods as if exchange rates had remained constant.
• We define constant currency revenue as total revenue excluding the effect of foreign exchange rate movements, and use it to determine the constant currency revenue growth on a comparative basis.
• Constant currency revenue is calculated by translating current period revenues using the prior period exchange rate.
• The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the U.S. dollar (“USD”) and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in Korean Won (“KRW”), which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW.

• We use constant currency revenue and constant currency revenue growth for financial and operational decision-making and as a means to evaluate comparisons between periods. We believe the presentation of our results on a constant currency basis in addition to U.S. GAAP results helps improve the ability to understand our performance because they exclude the effects of foreign currency volatility that are not indicative of our actual results of operations.

Constant Currency Revenue Growth	• Constant currency revenue growth (as a percentage) is calculated by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period exchange rates.
Free Cash Flow	• Cash flow from operations Less: purchases of property and equipment, Plus: proceeds from sale of property and equipment.	• Provides information to management and investors about the amount of cash generated from our ongoing operations that, after purchases and sales of property and equipment, can be used for strategic initiatives, including investing in our business and strengthening our balance sheet, including paying down debt, and paying dividends to stockholders.
Segment Gross Profit	• Gross profit for a period attributable to each respective reportable segment.
• We believe segment gross profit and segment gross profit margin are frequently used by investors and other interested parties in evaluating companies in the retail industry for period-to-period comparisons. However, other companies may calculate segment gross profit and segment gross profit margin in a manner different from ours and therefore they may not be directly comparable to similar terms used by other companies.

Segment Gross Profit Margin	• Segment gross profit as a percentage of segment net revenues.
Adjusted Net Income Attributable to Coupang Stockholders	• Net income attributable to Coupang Stockholders, excluding the impact of the Farfetch acquisition and the KFTC administrative fine.	• We believe adjusted net income excluding Farfetch and adjusted diluted earnings per share excluding Farfetch provides useful supplemental information for investors, in the year of an acquisition, to compare our current earnings results from one period to another. Adjusted diluted earnings per share is a performance measure and should not be used as a measure of liquidity.
Adjusted Diluted Earnings Per Share	• Adjusted net income excluding the impact of the Farfetch acquisition and the KFTC administrative fine divided by the weighted average dilutive shares outstanding for the period.
Total net revenues excluding Farfetch	• Total net revenues excluding the impact of the Farfetch acquisition.
• We believe total net revenues excluding Farfetch, gross profit excluding Farfetch, adjusted EBITDA excluding Farfetch and Developing Offerings net revenues excluding Farfetch and Developing Offerings net revenues, constant currency excluding Farfetch provide useful supplemental information for investors, in the year of a significant acquisition, to compare our revenues, gross profit, adjusted EBITDA and segment revenues from one period to another exclusive of certain items that impact comparability with the prior period. These measures are performance measures and should not be used as a measure of liquidity.

Gross Profit excluding Farfetch	• Gross profit excluding the impact of the Farfetch acquisition.
Adjusted EBITDA excluding Farfetch	• Adjusted EBITDA excluding the impact of the Farfetch acquisition.
Developing Offerings net revenues excluding Farfetch	• Developing Offerings net revenues excluding the impact of the Farfetch acquisition.
Developing Offerings net revenues, constant currency excluding Farfetch	• Developing Offerings net revenues, constant currency excluding the impact of the Farfetch acquisition.

Coupang, Inc.	Q2 2024 Earnings Release	9

Reconciliations of Non-GAAP Measures
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Although, it is important to note that these factors could be material to Coupang’s results computed in accordance with GAAP. Certain amounts may not foot due to rounding.
The following tables present the reconciliations from each U.S. GAAP measure to its corresponding non-GAAP measure for the periods noted:
Constant Currency Revenue and Constant Currency Revenue Growth

	Three Months Ended June 30,				Year over Year Growth
	2024			2023
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Net retail sales	$5,779	$239	$6,018	$5,140	12%	17%
Net other revenue	1,544	55	1,599	698	121%	129%
Total net revenues	$7,323	$294	$7,617	$5,838	25%	30%

Net Revenues by Segment
Product Commerce	$6,431	$275	$6,706	$5,682	13%	18%
Developing Offerings	892	18	910	156	472%	483%
Total net revenues	$7,323	$294	$7,617	$5,838	25%	30%
Free Cash Flow

	Three Months Ended June 30,		Trailing Twelve Months Ended June 30,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$664	$820	$2,206	$1,960
Adjustments:
Purchases of land and buildings	(33)	(271)	(118)	(477)
Purchases of equipment	(145)	(105)	(591)	(400)
Total purchases of property and equipment	(178)	(376)	(709)	(876)
Proceeds from sale of property and equipment	2	6	16	13
Total adjustments	$(176)	$(370)	$(693)	$(864)
Free cash flow	$488	$450	$1,513	$1,096
Net cash used in investing activities	$(178)	$(429)	$(710)	$(931)
Net cash (used in) provided by financing activities	$(132)	$251	$(210)	$495

Coupang, Inc.	Q2 2024 Earnings Release	10

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30,		Trailing Twelve Months Ended June 30,
(in millions)	2024	2023	2024	2023
Total net revenues	$7,323	$5,838	$27,182	$22,067

Net (loss) income attributable to Coupang shareholders	(77)	145	1,051	429
Net loss attributable to noncontrolling interests	(28)	—	(57)	—
Net (loss) income	(105)	145	994	429
Net (loss) income margin	(1.4)%	2.5%	3.7%	1.9%
Adjustments:
Depreciation and amortization	106	66	345	242
Interest expense	37	13	90	35
Interest income	(53)	(42)	(212)	(115)
Income tax expense (benefit)	108	26	(645)	57
Other (income) expense, net	(12)	6	6	11
Acquisition and restructuring related costs	19	—	77	—
Estimated KFTC administrative fine	121	—	121	—
Equity-based compensation	109	86	367	290
Adjusted EBITDA	$330	$300	$1,143	$947
Adjusted EBITDA margin	4.5%	5.1%	4.2%	4.3%
Segment Gross Profit and Segment Gross Profit Margin

	Three Months Ended June 30,
(in millions)	2024	2023
Gross profit	$2,142	$1,524
Segment gross profit and gross profit margin:
Product Commerce	1,950	1,547
Gross profit margin	30.3%	27.2%
Developing Offerings	192	(23)
Gross profit margin	21.5%	(14.6)%
Adjusted Net Income Attributable to Coupang Stockholders

	Three Months Ended June 30,
(in millions)	2024	2023
Net (loss) income attributable to Coupang stockholders	$(77)	$145
Adjustments:
Farfetch losses, excluding taxes	96	—
Net losses attributable to noncontrolling interests	(28)	—
Farfetch tax effect	12	—
Estimated KFTC administrative fine	$121	$—
Adjusted net income attributable to Coupang stockholders	$124	$145

Coupang, Inc.	Q2 2024 Earnings Release	11

Adjusted Diluted Earnings Per Share

	Three Months Ended June 30,
	2024	2023
Diluted earnings per share	$(0.04)	$0.08
Adjustments:
Farfetch losses, excluding taxes	0.05	—
Net losses attributable to noncontrolling interests	(0.02)	—
Farfetch tax effect	0.01	—
Estimated KFTC administrative fine	0.07	—
Adjusted diluted earnings per share (a)	$0.07	$0.08
(a)Adjusted diluted earnings per share includes the effect of dilutive shares as a result of adjusted net income attributable to Coupang stockholders. Diluted weighted average shares used for the three months ended June 30, 2024 calculation was 1,823 (in millions).
Total Net Revenues excluding Farfetch

	Three Months Ended June 30,
(in millions)	2024	2023
Total net revenues	$7,323	$5,838
Revenues of Farfetch	(460)	—
Total net revenues excluding Farfetch	$6,863	$5,838
Total Net Revenues excluding Farfetch Constant Currency Revenue and Constant Currency Revenue Growth (YoY)

	Three Months Ended June 30,				Year over Year Growth
	2024			2023
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Total net revenues	$7,323	$294	$7,617	$5,838	25%	30%
Revenues of Farfetch	(460)	—	(460)	—
Total net revenues excluding Farfetch	$6,863	$294	$7,157	$5,838	18%	23%
Gross Profit excluding Farfetch

	Three Months Ended June 30,
(in millions)	2024	2023
Gross Profit	$2,142	$1,524
Gross Profit of Farfetch	(203)	—
Gross Profit excluding Farfetch	$1,939	$1,524
Gross profit margin excluding Farfetch	28.3%	26.1%
Adjusted EBITDA excluding Farfetch

	Three Months Ended June 30,		Trailing Twelve Months Ended June 30,
(in millions)	2024	2023	2024	2023
Adjusted EBITDA	$330	$300	$1,143	$947
Adjusted EBITDA of Farfetch	31	—	62	—
Adjusted EBITDA excluding Farfetch	$361	$300	$1,205	$947
Adjusted EBITDA margin excluding Farfetch	5.3%	5.1%	4.6%	4.3%

Coupang, Inc.	Q2 2024 Earnings Release	12

Developing Offerings Net Revenues excluding Farfetch

	Three Months Ended June 30,
(in millions)	2024	2023
Developing Offerings net revenues	$892	$156
Revenues of Farfetch	(460)	—
Developing Offerings net revenues excluding Farfetch	$432	$156
Developing Offerings Net Revenues excluding Farfetch Constant Currency Revenue and Constant Currency Revenue Growth (YoY)

	Three Months Ended June 30,				Year over Year Growth
	2024			2023
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Net Revenues by Segment
Developing Offerings net revenues	$892	$18	$910	$156	472%	483%
Revenues of Farfetch	(460)	—	(460)	—
Developing Offerings net revenues excluding Farfetch	$432	$18	$450	$156	177%	188%

Coupang, Inc.	Q2 2024 Earnings Release	13